As filed with the Securities and Exchange Commission on August 29, 1997.
                            Registration No. 333-____________





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________



                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
            (Exact name of registrant as specified in its charter)
                               ___________________

California                                            95-3759463
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

           5037 East Hunter Avenue, Anaheim, California 92807
                   (Address of principal executive offices)

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                           FIFTH AMENDED AND RESTATED
                             1992 STOCK AWARD PLAN
                           (Full title of the plan)

                                Greg. H. Weaver
                            Chief Executive Officer
              5037 East Hunter Avenue, Anaheim, California 92807
                    (Name and address of agent for service)
                              ___________________

         Telephone number, including area code, of agent for service:
                                (714) 693-8066
                              ___________________


                       CALCULATION  OF REGISTRATION  FEE





                                   Proposed     Proposed
                                   maximum      maximum
Title of            Amount         offering     aggregate        Amount of
securities          to be          price        offering         registration
to be registered    registered<2>  per unit<3>  price<3>         fee<3>


Common Stock,       200,000        $33.375      $6,675,000.00    $2,022.73
par value $0.01<1>  shares

<1>       This Registration Statement covers, in addition to the
          number of shares of Common Stock stated above, other rights to purchase the shares of Common Stock covered by the Prospectus.
(2) In October, 1996, the registrant effected a three-for-two split of its authorized shares of Common Stock (the "Stock Split"). On July 2, 1993, the registrant registered
          262,500 shares of Common Stock (or 175,000 shares of pre-Stock Split Common Stock) available for grant under the registrant's 1992 Stock Award Plan on a Registration
          Statement on Form S-8 (Registration No. 33-65412), on
          December 30, 1994 the registrant registered 203,534 shares of Common Stock (or 135,689 shares of pre-Stock Split Common
          Stock) available for grant under the registrant's Amended and Restated 1992 Stock Award Plan on a Registration Statement on Form S-8 (registration No. 33-88114) and on September 28, 1995, the registrant registered an additional 600,000 shares of Common Stock (or 400,000 shares of pre-Stock Split Common Stock) under the registrant's Second Amended and Restated 1992 Stock Award
          Plan on a Registration Statement on Form S-8
          (Registration No. 33-97512).
(3)       The aggregate offering price for 200,000 shares of Common
          Stock registered hereby is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) which is based on the average of the high and low prices of the Common Stock on the National Association of Securities
          Dealers Automated Quotation System - National Market System for August 27, 1997.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 Pursuant to General Instruction E of Form S-8, the Registration Statement No. 33-65412 on Form S-8 of the registrant filed with the Securities and Exchange Commission on July 2, 1993, relating to the registrant's 1992 Stock Award Plan, the Registration Statement No. 33-88114 on Form S-8 of the registrant filed with the Securities and Exchange Commission on December 30, 1994 relating to the registrant's Amended and Restated 1992 Stock Award Plan and the Registration Statement No. 33-97512 on Form S-8 of the registrant filed with the Securities and Exchange Commission on September 29, 1995, relating to the Second Amended and Restated 1992 Stock Award Plan, are hereby incorporated by this reference.

ITEM 8.          EXHIBITS

                 See the attached Exhibit Index.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on August 20, 1997.


                                   By:   /s/ Greg H. Weaver
                                         -----------------------------
                                         Greg H. Weaver,
                                         President and Chief Executive
                                         Officer

                               POWER OF ATTORNEY

            We, the undersigned directors and officers of Pacific Sunwear of California, Inc., do hereby constitute and appoint Greg
H. Weaver and Carl W. Womack, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                 TITLE                                  DATE


/s/ Greg H. Weaver      President, Chief Executive Officer    August 20, 1997
Greg H. Weaver          and Director (Principal Executive
                        Officer)

/s/ Carl W. Womack      Senior Vice President, Chief          August 20, 1997
Carl W. Womack          Financial Officer and Secretary
                        (Principal Financial and Accounting
                        Officer)

/s/ Julius Jensen III   Chairman of the Board of Directors    August 20, 1997
Julius Jensen III

/s/ Pearson Cummin III  Director                              August 20, 1997
Pearson Cummin III

/s/ Peter L. Harris     Director                              August 20, 1997
Peter L. Harris

___________________     Director                              August __, 1997
James B. McCurry

/s/ Sally Frame Kasakas Director                              August 20, 1997
Sally Frame Kasakas


                                 EXHIBIT INDEX


Exhibit Number               Description

4.1 Pacific Sunwear of California, Inc. Fifth Amended and Restated 1992 Stock Award Plan
5.1             Opinion of O'Melveny & Myers LLP
23.1            Consent of Deloitte & Touche LLP
23.2            Consent of Counsel (included in Exhibit 5.1)
24.1 Power of Attorney (included on signature page to the Registration Statement at page 3)